Exhibit 4

                               MK RAIL CORPORATION
                                 THIRD AMENDMENT
                            DATED AS OF JULY 25, 1996
                TO RIGHTS AGREEMENT DATED AS OF JANUARY 19, 1996
                       AND AMENDED AS OF APRIL 5, 1996 AND
                               AS OF JUNE 20, 1996

         AMENDMENT dated as of July 25, 1996 to the Rights Agreement (the "Rights Agreement") dated as of January 19, 1996 and amended as of April 5, 1996 and as of June 20, 1996 between MK Rail Corporation, a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services, L.L.C., formerly known as Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agent").
         Pursuant to resolutions adopted by the Board of Directors of the Company on July 24, 1996 and the authority vested in the Board of Directors of the Company by Section 27 of the Rights Agreement, the Rights Agreement is hereby amended as follows:
         Subsection l-3 of Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
                  (l-3) "MK Creditors" shall mean the creditors of MK who are designated to receive Common Shares of the Company in any case under Title 11 of the United States Code or as a result of any creditor foreclosure. The term MK Creditors shall also include the Liquidating Trust and equity holders of MK who are designated or entitled to receive Common Shares of the Company in any case under Title 11 of the United States Code.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                      MK RAIL CORPORATION

By___________________               By: ________________________________
  Name:                             Name:
  Title:                                     Title:

Attest:                                      CHASE MELLON SHAREHOLDER
                                             SERVICES, L.L.C.

By___________________               By: ________________________________
  Name:                             Name:
  Title:                                     Title:


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